EXHIBIT 10.1

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 2, 2006, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and DATAWATCH CORPORATION, a Delaware corporation, and DATAWATCH TECHNOLOGIES CORPORATION, a Delaware corporation, each with its chief executive office located at 271 Mill Road, Quorum Office Park, Chelmsford, Massachusetts 01824-4105 (individually, collectively, jointly and severally, “Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 20, 2006, evidenced by, among other documents, a certain Loan and Security Agreement dated as of April 20, 2006, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, including, without limitation, the IP Security Agreement, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                    Modifications to Loan Agreement.

1.                                       The Loan Agreement shall be amended by deleting the following Section 2.1.1(a)  thereof, entitled “Availability,” in its entirety:

“(a)         Availability.  Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount.  Amounts borrowed under the Revolving Line may be repaid and, prior to the Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.”

and inserting in lieu thereof the following:

“(a)         Availability.  Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount.  Amounts borrowed under the Revolving Line may be repaid and, prior to the Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein. Notwithstanding the foregoing, no Credit Extensions shall be requested or made during the Covenant Suspension Period.”

2.                                       The Loan Agreement shall be amended by deleting the following Section 2.2 thereof, entitled “Overadvances,” in its entirety:

“2.2        Overadvances.  If, at any time, the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (a) the Formula Line or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

and inserting in lieu thereof the following:

“2.2        Overadvances.  If, at any time, the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (a) the Formula Line or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess. In addition, if, at any time, Borrower fails to maintain EBITDA less Capital Expenditures of at least Two Hundred Fifty Thousand Dollars ($250,000.00) for the three month period ending on the last day of any month, Borrower shall, at Borrower’s option, either, (y) immediately pay to Bank all outstanding Obligations pursuant to the Non-Formula Line, or (z) subject to the Availability Amount, immediately request a Formula Line Advance to be used by Bank to repay all outstanding Obligations pursuant to the Non-Formula Line.”

3.                                       The Loan Agreement shall be amended by deleting the following Section 2.3(a) thereof, entitled “Interest Rate,” in its entirety:

“(a)         Interest Rate.  Subject to Section 2.3(b), the principal amount of Advances outstanding under the Formula Line shall accrue interest at a floating per annum rate equal to one half of one percentage point (0.5%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below. Subject to Section 2.3(b), the principal amount of Advances outstanding under the Non-Formula Line shall accrue interest at a floating per annum rate equal to one percentage point (1.0%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“(a)         Interest Rate.  Subject to Section 2.3(b), the principal amount of Advances outstanding under the Formula Line shall accrue interest at a floating per annum rate equal to one half of one percentage point (0.5%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below. Notwithstanding the foregoing, during the Covenant Suspension Period and through the date which is five (5) days after the termination of the Covenant Suspension Period, subject to Section 2.3(b), the principal amount of Advances outstanding under the Formula Line shall accrue interest at a floating per annum rate equal to one and one half of one percentage point (1.5%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below. Subject to Section 2.3(b), the principal amount of Advances outstanding under the Non-Formula Line shall accrue interest at a floating per annum rate equal to one percentage point (1.0%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.”

4.                                       The Loan Agreement shall be amended by deleting the following Section 6.6(c) thereof, in its entirety:

“(c)         Provided that the Initial Non-Formula Advance has been made, (i) if, prior to June 30, 2006, the amount of unrestricted cash maintained by Borrower at Bank is less than the aggregate amount of outstanding Obligations with respect to the Non-Formula Line, and (ii) if, on and after June 30, 2006, the amount on unrestricted cash maintained by Borrower at Bank is less than $1,500,000.00 (each, a “Trigger Event”), Borrower shall, within thirty (30) days of the Trigger Event, deliver to Bank a first priority security interest in all assets of each of the UK Guarantors, as evidenced by documentation acceptable to Bank, including, without limitation, a fixed charge debenture with respect to each UK Guarantor.”

and inserting in lieu thereof the following:

“(c)         Provided that the Initial Non-Formula Advance has been made, (i) if, prior to June 30, 2006, the amount of unrestricted cash maintained by Borrower at Bank is less than the aggregate amount of outstanding Obligations with respect to the Non-Formula Line, and (ii) if, on and after June 30, 2006, the amount on unrestricted cash maintained by Borrower at Bank is less than $1,500,000.00 (each, a “Trigger Event”), Borrower shall, within thirty (30) days of the Trigger Event, deliver to Bank a first priority security interest in all assets of each of the UK Guarantors, as evidenced by documentation acceptable to Bank, including, without limitation, a fixed charge debenture with respect to each UK Guarantor. Notwithstanding the foregoing, Borrower shall maintain, at all times, unrestricted cash at Bank in an amount of no less than $500,000.00.”

5.                                       The Loan Agreement shall be amended by deleting the following Section 6.7(a) thereof, in its entirety:

“(a)         Adjusted Quick Ratio.  A ratio of Quick Assets to Current Liabilities minus the current portion of Deferred Revenue of at least 1.25 to 1.0.”

and inserting in lieu thereof the following:

“(a)         Adjusted Quick Ratio.  A ratio of Quick Assets to Current Liabilities minus the current portion of Deferred Revenue of at least 1.25 to 1.0. Notwithstanding the foregoing, Borrower shall not be required to comply with the financial covenant set forth in this Section 6.7(a) for the months ending July 31, 2006 and August 31, 2006.”

6.                                       The Loan Agreement shall be amended by deleting the following Section 6.7(b) thereof, in its entirety:

“(b)         Minimum Consolidated Cash Flow. EBITDA less Capital Expenditures of at least (i) One Dollar ($1.00) for the three month period ending March 31, 2006, (ii) Two Hundred Fifty Thousand Dollars ($250,000.00) for each of the three month periods ending April 30, 2006, May 31, 2006, and June 30, 2006, and (iii) Five Hundred Thousand Dollars ($500,000.00) for the three month period ending July 31, 2006 and for each of the three month periods ending on last day of each month thereafter.”

and inserting in lieu thereof the following:

“(b)         Minimum Consolidated Cash Flow. EBITDA less Capital Expenditures of at least (i) One Dollar ($1.00) for the three month period ending March 31, 2006, (ii) Two Hundred Fifty Thousand Dollars ($250,000.00) for each of the three month periods ending April 30, 2006, May 31, 2006, and June 30, 2006, (iii) Five Hundred Thousand Dollars ($500,000.00) for each of the three month periods ending July 31, 2006 and August 31, 2006, (iv) One Dollar ($1.00) for each of the three month periods ending September 30, 2006, October 31, 2006, November 30, 2006, and December 31, 2006, (v) Two Hundred Fifty Thousand Dollars ($250,000.00) for each of the three month periods ending January 31, 2007, February 28, 2007, and March 31, 2007, and (vi) Five Hundred Thousand Dollars ($500,000.00) for the three month period ending April 30, 2007, and for each of the three month periods ending on last day of each month thereafter. Notwithstanding the foregoing, Borrower shall not be required to comply with the financial covenant set forth in this Section 6.7(b) for the months ending July 31, 2006 and August 31, 2006.”

7.                                       The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“Formula Line” is a Formula Advance or Formula Advances in an aggregate amount of up to One Million Five Hundred Thousand Dollars ($1,500,000.00) outstanding at any time.

“Non-Formula Line” is a Non-Formula Advance or Non-Formula Advances in an aggregate amount of up to One Million Five Hundred Thousand Dollars ($1,500,000.00) outstanding at any time.”

and inserting in lieu thereof the following:

“Formula Line” is a Formula Advance or Formula Advances in an aggregate amount of up to One Million Five Hundred Thousand Dollars ($1,500,000.00) outstanding at any time; provided, however, that during the Covenant Suspension Period, the maximum aggregate amount of the Formula Line shall be One Million Dollars ($1,000,000.00).”

 “Non-Formula Line” is a Non-Formula Advance or Non-Formula Advances in an aggregate amount of up to One Million Five Hundred Thousand Dollars ($1,500,000.00) outstanding at any time; provided, however, that during the Covenant Suspension Period, the maximum aggregate amount of the Non-Formula Line shall be Zero Dollars ($0.00). Notwithstanding the foregoing, Non-Formula Advances may only be requested by Borrower and shall only be made by Bank during periods in which Borrower maintains EBITDA less Capital Expenditures of at least Two Hundred Fifty Thousand Dollars ($250,000.00) for the three month period ending on the last day of any month.”

8.                                       The Loan Agreement shall be amended by inserting the following definition, in alphabetical order, in Section 13.1 thereof:

“Covenant Suspension Period” is the period commencing on July 31, 2006 and ending on the date on which Bank receives Borrower’s financial reporting pursuant to Section 6.2 hereof for the month ending September 30, 2006, which financial reporting evidences, in Bank’s sole discretion, Borrower’s compliance with the financial covenants set forth in Section 6.7 hereof as of the month ending September 30, 2006.”

9.                                       The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

B.                                    Waivers.

1.                                       Bank hereby waives Borrower’s existing defaults under the Loan Agreement by virtue of Borrower’s failure to comply with the financial covenant set forth in: (i) Section 6.7(a) thereof (Adjusted Quick Ratio) as of the month ending May 31, 2006, and (ii) Section 6.7(b) thereof (Minimum Consolidated Cash Flow) as of the months ending May 31, 2006 and June 30, 2006. Bank’s waiver of Borrower’s compliance of said financial covenant shall apply only to the foregoing specific periods.

4.             FEES.  Borrower shall pay to Bank a modification fee equal to $5,500.00, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of April 20, 2006 between Borrower and Bank (the “IP Security Agreement”), and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Security Agreement, and shall remain in full force and effect.

6.             RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of April 20, 2006 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

7.             AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

8.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

12.           JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.  NOTWITHSTANDING THE FOREGOING,  THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

13.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:	BANK:
DATAWATCH CORPORATION	SILICON VALLEY BANK

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

DATAWATCH TECHNOLOGIES CORPORATION
By:
Name:
Title:

By:
Name:
Title:

The undersigned, DATAWATCH INTERNATIONAL LIMITED,  ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Deed of Guarantee dated July 11, 2006 (the “Guaranty”) and acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

DATAWATCH INTERNATIONAL LIMITED

By:
Name:
Title: